Exhibit 99

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Senior Vice President, Human Resources
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS FOR FIRST QUARTER FISCAL 2022

HIGH POINT, N.C. (September 1, 2021) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today reported financial and operating results for the first quarter ended August 1, 2021.

Fiscal 2022 First Quarter Financial Summary

▪

Net sales were $83.0 million, up 28.8 percent over the pandemic-impacted prior-year period, with mattress fabrics sales up 19.3 percent and upholstery fabrics sales up 41.0 percent compared with the first quarter of last year.

▪	Income from operations (operating income) was $3.3 million, up 76.2 percent compared with income from operations of $1.9 million for the prior-year period.
▪

Net income was $2.3 million, or $0.18 per diluted share, compared with a net loss of $(2.7) million, or $(0.22) per diluted share, for the prior-year period, which included a $3.7 million non-cash net income tax charge.  Excluding this net income tax charge, adjusted net income (non-GAAP) for the first quarter of last year was $1.0 million, or $0.08 per diluted share.  (See reconciliation table at the back of this press release.)

▪

The company’s financial position reflected total cash and investments of $44.0 million and no outstanding borrowings as of August 1, 2021.  (See summary of cash and investments table at the back of this press release.)

▪

Cash flow from operations and free cash flow were $1.6 million and negative $(782,000), respectively, for the first quarter of fiscal 2022.  (See reconciliation table at the back of this press release.)

▪

The company announced a quarterly cash dividend of $0.11 per share, payable in October.  At an annual indicated dividend of $0.44 per share, the yield is 3.34 percent, based upon yesterday’s closing stock price of $13.17 per share.

▪

The company repurchased 48,686 shares of Culp common stock during the first quarter of fiscal 2022, and has subsequently repurchased an additional 47,767 shares through August 31, 2021, leaving approximately $3.6 million available under the company’s recently reinstated share repurchase program.

Financial Outlook

▪

Although subject to uncertainties, the company is encouraged by the execution of its product-driven strategy and the resilience of its global platform, as well as its expanding market reach.  The financial outlook provided for the second quarter of fiscal 2022 is a sequential comparison to the first quarter of fiscal 2022 due to the current inflationary pressures and volatility that were not present during the prior-year period.

▪	The company’s net sales and consolidated operating income (income from operations) for the second quarter of fiscal 2022 are expected to be comparable to the first quarter of fiscal 2022.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

▪

For the full fiscal 2022 year, the company reaffirms its expectations for net sales to continue increasing moderately, with a projected increase between 8 to 12 percent, and for consolidated operating income to increase significantly, with a projected increase between 20 to 25 percent, in each case as compared to fiscal 2021.

▪

The company’s expectations for the second quarter and the full fiscal 2022 year are based on information available at the time of this press release and reflect certain assumptions by management regarding the company’s business and trends.  The outlook assumes there will be no further pandemic-related shutdowns and no greater-than-expected changes in freight and raw material costs, foreign currency exchange rates, labor availability, recent consumer trends, world events, or other circumstances beyond the company’s control.

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “We are very pleased to report a solid start to fiscal 2022, with overall sales and operating income in line with expectations and sales reaching their highest first quarter level since fiscal 2003.  Our results reflect strong top-line growth driven by higher demand for both our mattress and residential upholstery fabric products.  In each of our businesses, we executed our product-driven strategy with a continued emphasis on design creativity and innovation. We also benefited from our expanded market share reach and the continued resilience of our flexible global platform.  Despite supply chain disruption and pressures on profitability, we are passionately dedicated to servicing the needs of our customers, and both of our divisions have excelled in utilizing our robust platform and long-term supplier relationships to ensure that we meet our customer commitments.

“While we are optimistic about the ongoing strength of our sales trends, we continue to navigate headwinds relating to rising freight and raw material costs, labor shortages, customers’ supply chain constraints for non-fabric components, and other pandemic-related challenges.  Our previously implemented price increases for both of our businesses helped offset certain inflationary pressures and foreign currency fluctuations to some extent during the first quarter.  We are now implementing further pricing action in both businesses during the second quarter to assist in covering the rapidly increasing freight, raw material, and labor costs.

“Despite these challenges, we continue to invest in our business and expand our capacity.  With our diversified manufacturing and sourcing capabilities, along with our innovative products and digital design strategies, we expect to have additional opportunities to capture market share with new and existing customers.  We are also excited about the upcoming opening of our new innovation campus in downtown High Point, North Carolina, which will bring together our most innovative and creative minds and foster collaboration among our businesses.  Importantly, we have the financial strength to support our business in the current environment, and we believe we are well positioned for continued growth as market conditions evolve,” added Culp.

Segment Update

Mattress Fabrics Segment

Sales for this segment were $43.1 million for the first quarter, up 19.3 percent compared with sales of $36.1 million in the pandemic-impacted first quarter of fiscal 2021.  Sales were up 10.8 percent compared with sales of $38.9 million for the pre-pandemic first quarter of fiscal 2020, which also included an extra week.

“We were encouraged by the strong level of sales during the first quarter,” said Sandy Brown, president of the company’s mattress fabrics division.  “Our top line performance was driven by the continued strength of our product offerings and was supplemented by the price increase implemented during the first quarter to help offset certain inflationary pressures.  We maintained our focus on customer marketing, product innovation, and creative designs during the quarter, and we further expanded our digital design platform to offer enhanced accessibility for our customers.  Additionally, demand trends for sewn mattress covers remained strong, as our on-shore, near-shore, and off-shore supply chain strategy, as well as our fabric-to-cover model, continued to provide a preferred platform that provides customers with the agility and value they need for their business.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

“We were also pleased with our improved operating performance for the first quarter of fiscal 2022, as compared to the prior-year period.  This improvement primarily reflects our solid increase in sales, somewhat offset by increased raw material prices, freight costs, unfavorable foreign currency fluctuations in Canada and China, and inefficiencies due to labor shortages in the U.S. and Canada.  As compared to the fourth quarter of fiscal 2021, our improved operating performance was primarily driven by a favorable product mix and the price increase implemented during the first quarter to help cover expected inflationary pressures, but our results were further affected by operating inefficiencies due to labor shortages and additional increases in freight and raw material costs, particularly during the second half of the quarter.  We are implementing a surcharge during the second quarter to help offset these pressures, while also continually engaging in cost control measures.  However, this surcharge will not take effect until midway through the quarter, resulting in a temporary cost-price lag that will affect our operating performance during the period.

“Looking ahead, we expect that current inflationary conditions, labor shortages, and other near-term headwinds will continue to impact our business during fiscal 2022, but we are confident in our ability to navigate these challenges.  We have a compelling business model that supports a sustainable future and allows us to leverage our efficient global platform, innovative products, creative designs, and digital marketing strategies to enhance our leadership position and increase our market share.  As demand trends remain strong, we believe our business is well positioned for the long term,” added Brown.

Upholstery Fabrics Segment

Sales for this segment were $40.0 million for the first quarter, up 41.0 percent compared with sales of $28.4 million in the pandemic-impacted first quarter of fiscal 2021.  Sales were up 25.5 percent compared with sales of $31.9 million for the pre-pandemic first quarter of fiscal 2020, which also included an extra week.

“We were pleased by the continued strong growth in our sales for the first quarter,” said Boyd Chumbley, president of the company’s upholstery fabrics division.  “This growth was driven by a significant increase in our residential business compared to the prior-year period, and was supplemented by our price increase that was effective during the quarter.  We continued to benefit from growth in our market share reach, the flexibility of our Asian platform, and the success of our product innovation strategy, including the ongoing popularity of our LiveSmart® portfolio of products.  However, our hospitality business, particularly Read Window Products, remained under significant pressure from the ongoing COVID-19 disruption that continues to affect the travel and leisure industries.

“Despite our top line growth, our operating performance for the first quarter of fiscal 2022, as compared to the prior-year period and as compared to the fourth quarter of fiscal 2021, was negatively affected by the dramatic increase in freight costs and by lower sales in our Read Window Products business, as well as start-up costs for our new Haiti facility.  Our operating performance as compared to the prior-year period was also pressured by foreign currency fluctuations in China.  Our previously implemented price increase has helped offset foreign currency exchange rate fluctuations to some extent, as intended, but we are implementing an additional freight surcharge during the second quarter to help cover the continued rise in freight costs.  We also began to see a growing project backlog in our Read Window Products business during the first quarter, but given the typically longer-term (six to nine month) time frame for project installations, there is a temporary lag between the impact of the pandemic-related disruption and improved results for this business.

“We remain encouraged by the strong backlog in our residential upholstery business, reflecting continued favorable demand.   We expect that near-term headwinds, including rising freight and labor costs, customer supply chain constraints, and ongoing pandemic-related disruptions such as quarantine and shutdown requirements currently affecting our sourcing partners in Vietnam, may temporarily pressure our business during fiscal 2022.  However, with our flexible Asian platform and the upcoming addition of our new Haiti platform, as well as our long-term supplier relationships and our product-driven strategy, we are confident in our ability to navigate these challenges.  We believe we are well positioned to sustain and enhance our competitive advantage over the long term as we continue to deliver innovative products that meet the needs of our customers,” added Chumbley.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

Balance Sheet

“Maintaining a strong financial position is one of the company’s top priorities,” added Ken Bowling, executive vice president and chief financial officer of Culp, Inc.  “As of August 1, 2021, we reported $44.0 million in total cash and investments and no outstanding debt, compared with $47.4 million in total cash and investments and no outstanding debt at the end of the prior-year period.  We generated cash flow from operations of $1.6 million and negative free cash flow of $(782,000) for the first three months of fiscal 2022, compared with cash flow from operations of $10.6 million and free cash flow of $10.0 million for the prior-year period.  (See reconciliation table at the back of this press release.)  As we continue to invest in our business, our cash flow from operations and free cash flow during the first quarter of fiscal 2022 were affected by increased inventory purchases due to higher sales; capital expenditures, including expenditures for machinery, equipment, and IT investments, as well as expenditures related to our new innovation campus; incentive bonus compensation; and payments for the new building lease associated with our Haiti upholstery cut and sew operation.

“During the first quarter, we invested $2.5 million in the business through capital expenditures and payments associated with our new building lease in Haiti, paid $1.4 million in regular quarterly dividends, and spent $723,000 on share repurchases.  While we are very pleased with our solid balance sheet going into the second quarter of fiscal 2022, it is important to note that we will continue to utilize our cash for strategic investments in working capital, planned capital expenditures, and investments in Haiti during this period,” added Bowling.

Dividends and Share Repurchases

The company announced that its Board of Directors has approved the payment of a quarterly cash dividend of 11 cents per share.  This compares with 10.5 cents per share paid for the same period last year, reflecting an increase of five percent.  At an annual indicated dividend of $0.44 per share, the yield is 3.34 percent, based upon yesterday’s closing stock price of $13.17 per share.  The next quarterly payment will be made on October 18, 2021, to shareholders of record as of October 11, 2021.

During the first quarter of fiscal 2022, the company repurchased 48,686 shares of Culp common stock in the open market under its existing share repurchase authorization, and subsequently repurchased an additional 47,767 shares through August 31, 2021, leaving approximately $3.6 million available under the current share repurchase program.  Shares may be repurchased under the program, at the company’s discretion, from time to time in the open market or in privately negotiated transactions.  Pursuant to its capital allocation strategy, the company seeks to opportunistically repurchase shares at a price that reflects a discount to the company’s calculated intrinsic value per share.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the first quarter of fiscal 2022 on September 2, 2021, at 11:00 a.m. Eastern Time.   A live webcast of this call can be accessed on the investor relations section of the company’s website, www.culp.com.  A replay of the webcast will be available for 30 days on the investor relations section of the company’s website, beginning at 2:00 p.m. Eastern Time on September 2, 2021.

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)

FOR THREE MONTHS ENDED AUGUST 1, 2021, AND AUGUST 2, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales
		(2)
	August 1,	August 2,	% Over	August 1,	August 2,
	2021	2020	(Under)	2021	2020
Net sales	$83,047	64,464	28.8%	100.0%	100.0%
Cost of sales	(70,548)	(54,563)	29.3%	84.9%	84.6%
Gross profit	12,499	9,901	26.2%	15.1%	15.4%
Selling, general and administrative expenses	(9,181)	(8,018)	14.5%	11.1%	12.4%
Income from operations	3,318	1,883	76.2%	4.0%	2.9%
Interest expense	—	(51)	(100.0)%	0.0%	(0.1)%
Interest income	74	58	27.6%	0.1%	0.1%
Other expense	(237)	(366)	(35.2)%	0.3%	0.6%
Income before income taxes	3,155	1,524	107.0%	3.8%	2.4%
Income tax expense (1)	(905)	(4,324)	(79.1)%	28.7%	283.7%
Income from investment in unconsolidated joint venture	—	67	(100.0)%	0.0%	0.1%
Net income (loss)	2,250	(2,733)	N.M.	2.7%	(4.2)%

Net income (loss) per share - basic	$0.18	$(0.22)	N.M.
Net income (loss) per share - diluted	$0.18	$(0.22)	N.M.
Average shares outstanding-basic	12,313	12,287	0.2%
Average shares outstanding-diluted	12,415	12,287	1.0%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes.

(2)

See back of this presentation for our Reconciliation of Selected Income Statement Information to Adjusted Results for the three-month period ending August 2, 2020, which includes certain adjustments to income tax expense.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

CONSOLIDATED BALANCE SHEETS

AUGUST 1, 2021, AUGUST 2, 2020, AND MAY 2, 2021

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)			(Condensed)
	August 1,	August 2,	Increase (Decrease)		* May 2,
	2021	2020	Dollars	Percent	2021
Current assets
Cash and cash equivalents	$26,061	39,986	(13,925)	(34.8)%	37,009
Short-term investments - Held-To-Maturity	1,661	5,092	(3,431)	(67.4)%	3,161
Short-term investments - Available for Sale	9,698	983	8,715	886.6%	5,542
Accounts receivable	35,008	29,893	5,115	17.1%	37,726
Inventories	58,613	40,402	18,211	45.1%	55,917
Current income taxes receivable	524	782	(258)	(33.0)%	—
Other current assets	3,889	3,547	342	9.6%	3,852
Total current assets	135,454	120,685	14,769	12.2%	143,207
Property, plant & equipment, net	43,930	42,051	1,879	4.5%	44,003
Intangible assets	2,910	3,286	(376)	(11.4)%	3,004
Long-term investments - Rabbi Trust	8,841	7,916	925	11.7%	8,415
Long-term investments - Held-To-Maturity	6,629	1,314	5,315	404.5%	1,141
Right of use assets	11,447	6,443	5,004	77.7%	11,730
Deferred income taxes	455	593	(138)	(23.3)%	545
Investment in unconsolidated joint venture	—	1,759	(1,759)	(100.0)%	—
Other assets	2,582	540	2,042	378.1%	2,035
Total assets	$212,248	184,587	27,661	15.0%	214,080
Current liabilities
Accounts payable - trade	45,285	25,746	19,539	75.9%	42,540
Accounts payable - capital expenditures	48	333	(285)	(85.6)%	348
Operating lease liability - current	2,727	2,387	340	14.2%	2,736
Deferred revenue	694	685	9	1.3%	540
Accrued expenses	9,950	7,852	2,098	26.7%	14,839
Income taxes payable - current	253	613	(360)	(58.7)%	229
Total current liabilities	58,957	37,616	21,341	56.7%	61,232
Accrued expenses - long-term	—	117	(117)	(100.0)%	—
Operating lease liability - long-term	6,665	4,214	2,451	58.2%	6,821
Income taxes payable - long-term	3,365	3,591	(226)	(6.3)%	3,326
Deferred income taxes	4,917	5,311	(394)	(7.4)%	5,330
Deferred compensation	8,795	7,869	926	11.8%	8,365
Total liabilities	82,699	58,718	23,981	40.8%	85,074
Shareholders' equity	129,549	125,869	3,680	2.9%	129,006
Total liabilities and shareholders' equity	$212,248	184,587	27,661	15.0%	214,080
Shares outstanding	12,276	12,292	(16)	(0.1)%	12,313

* Derived from audited financial statements.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

SUMMARY OF CASH AND INVESTMENTS

AUGUST 1, 2021, AUGUST 2, 2020, AND MAY 2, 2021

Unaudited

(Amounts in Thousands)

	Amounts

	August 1,	August 2,	May 2,
	2021	2020	2021*
Cash and Investments
Cash and cash equivalents	$26,061	$39,986	$37,009
Short-term investments - Available for Sale	9,698	983	5,542
Short-term investments - Held-To-Maturity	1,661	5,092	3,161
Long-term investments - Held-To-Maturity	6,629	1,314	1,141
Total Cash and Investments	$44,049	$47,375	$46,853

* Derived from audited financial statements.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED AUGUST 1, 2021, AND AUGUST 2, 2020

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts
	August 1,	August 2,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$2,250	$(2,733)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,726	1,822
Amortization	121	118
Stock-based compensation	274	126
Deferred income taxes	(323)	3,693
Income from investment in unconsolidated joint venture	—	(67)
Foreign currency exchange loss	3	154
Changes in assets and liabilities:
Accounts receivable	2,715	(4,757)
Inventories	(2,676)	7,592
Other current assets	(39)	(1,254)
Other assets	(556)	(24)
Accounts payable	2,723	2,544
Deferred revenue	154	183
Accrued expenses and deferred compensation	(4,336)	2,377
Income taxes	(465)	807
Net cash provided by operating activities	1,571	10,581
Cash flows from investing activities:
Capital expenditures	(1,953)	(500)
Investment in unconsolidated joint venture	—	(90)
Proceeds from the sale of short-term investments (Held to Maturity)	1,967	350
Purchase of short-term and long-term investments (Held to Maturity)	(5,973)	(423)
Purchase of short-term investments (Available for Sale)	(4,031)	(34)
Proceeds from the sale of long-term investments (rabbi trust)	—	39
Purchase of long-term investments (rabbi trust)	(403)	(78)
Net cash used in investing activities	(10,393)	(736)
Cash flows from financing activities:
Payments associated with lines of credit	—	(30,772)
Payment associated with Paycheck Protection Program Loan	—	(7,606)
Dividends paid	(1,356)	(1,291)
Common stock repurchased	(723)	—
Common stock surrendered for withholding taxes payable	(50)	—
Payments of debt issuance costs	—	(15)
Net cash used in financing activities	(2,129)	(39,684)
Effect of exchange rate changes on cash and cash equivalents	3	35
Decrease in cash and cash equivalents	(10,948)	(29,804)
Cash and cash equivalents at beginning of year	37,009	69,790
Cash and cash equivalents at end of period	$26,061	$39,986
Free Cash Flow (1)	$(782)	$9,987

Reconciliation of Free Cash Flow (1):

	FY 2022	FY 2021
A) Net cash provided by operating activities	$1,571	10,581
B) Minus: Capital Expenditures	(1,953)	(500)
C) Minus: Investment in unconsolidated joint venture	—	(90)
D) Plus: Proceeds from the sale of long-term investments (rabbi trust)	—	39
E) Minus: Purchase of long-term investments (rabbi trust)	(403)	(78)
F) Effects of exchange rate changes on cash and cash equivalents	3	35
Free Cash Flow	$(782)	9,987

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED August 1, 2021, AND AUGUST 2, 2020

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	August 1,	August 2,	% Over	August 1,	August 2,
Net Sales by Segment	2021	2020	(Under)	2021	2020
Mattress Fabrics	$43,058	36,103	19.3%	51.8%	56.0%
Upholstery Fabrics	39,989	28,361	41.0%	48.2%	44.0%
Net Sales	$83,047	64,464	28.8%	100.0%	100.0%

Gross Profit				Gross Profit Margin
Mattress Fabrics	$6,795	4,608	47.5%	15.8%	12.8%
Upholstery Fabrics	5,704	5,293	7.8%	14.3%	18.7%
Gross Profit	$12,499	9,901	26.2%	15.1%	15.4%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$3,184	2,763	15.2%	7.4%	7.7%
Upholstery Fabrics	3,437	3,180	8.1%	8.6%	11.2%
Unallocated Corporate expenses	2,560	2,075	23.4%	3.1%	3.2%
Selling, General and Administrative Expenses	$9,181	8,018	14.5%	11.1%	12.4%

Income from operations by Segment				Operating Income Margin
Mattress Fabrics	$3,611	1,845	95.7%	8.4%	5.1%
Upholstery Fabrics	2,267	2,113	7.3%	5.7%	7.5%
Unallocated corporate expenses	(2,560)	(2,075)	23.4%	(3.1)%	(3.2)%
Income from Operations	$3,318	1,883	76.2%	4.0%	2.9%

Return on Capital (1)
Mattress Fabrics	19.6%	5.8%	237.9%
Upholstery Fabrics	74.3%	46.1%	61.2%
Unallocated Corporate	N.M.	N.M.	N.M.
Consolidated	15.5%	4.6%	237.0%

Capital Employed (1) (2)
Mattress Fabrics	$75,118	64,572	16.3%
Upholstery Fabrics	15,634	17,595	(11.1)%
Unallocated Corporate	2,258	4,420	(48.9)%
Consolidated	$93,010	86,587	7.4%

Depreciation Expense by Segment
Mattress Fabrics	$1,521	1,631	(6.7)%
Upholstery Fabrics	205	191	7.3%
Depreciation Expense	$1,726	1,822	(5.3)%

Notes

(1)	See return on capital pages at the back of this presentation for calculations.

(2)	The capital employed balances are as of August 1, 2021, and August 2, 2020.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE THREE MONTHS ENDED AUGUST 2, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	As Reported		August 2, 2020
	August 2,		Adjusted
	2020	Adjustments	Results
Income before income taxes	$1,524	—	1,524
Income tax expense (1)	(4,324)	3,691	(633)
Income from investment in unconsolidated joint venture	67	—	67
Net (loss) income	$(2,733)	3,691	958
Net (loss) income per share - basic	$(0.22)		$0.08
Net (loss) income per share - diluted	$(0.22)		$0.08
Average shares outstanding-basic	12,287		12,287
Average shares outstanding-diluted	12,287		12,294

Notes

(1)

The $3.7 million adjustment represents a $7.2 million non-cash income tax charge to record a full valuation allowance against the company’s U.S. net deferred income tax assets, partially offset by a $3.5 million non-cash income tax benefit resulting from the re-establishment of certain U.S. Federal net operating loss carryforwards in connection with U.S. Treasury regulations enacted during our first quarter of fiscal 2020 regarding Global Intangible Low Taxed Income (“GILTI”) tax provisions of the Tax Cuts and Jobs Act of 2017.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED AUGUST 1, 2021, AND AUGUST 2, 2020

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	November 1,	January 31,	May 2,	August 1,	August 1,
	2020	2021	2021	2021	2021
Net income	$2,384	$2,082	$1,485	$2,250	$8,201
Income tax expense	1,613	899	857	905	4,274
Interest income, net	(59)	(90)	(36)	(74)	(259)
Gain on bargain purchase	—	—	(819)	—	(819)
Depreciation expense	1,716	1,665	1,643	1,726	6,750
Amortization expense	117	115	116	121	469
Stock based compensation	348	292	485	274	1,399
Adjusted EBITDA	$6,119	$4,963	$3,731	$5,202	$20,015
% Net Sales	8.0%	6.3%	4.7%	6.3%	6.3%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	November 3,	February 2,	May 3,	August 2,	August 2,
	2019	2020	2020	2020	2020
Net income (loss)	$2,192	$(4,207)	$(27,825)	$(2,733)	$(32,573)
Loss before income taxes from discontinued operation	441	7,824	8,698	—	16,963
Income tax expense (benefit) from continuing operations	2,279	1,619	(2,237)	4,324	5,985
Interest income, net	(237)	(258)	(37)	(7)	(539)
Asset impairments from continuing operations	—	—	13,712	—	13,712
Restructuring credit	—	(35)	—	—	(35)
Depreciation expense - continuing operations	1,893	1,891	1,882	1,822	7,488
Amortization expense - continuing operations	102	102	117	118	439
Stock based compensation	313	364	(199)	126	604
Adjusted EBITDA	$6,983	$7,300	$(5,889)	$3,650	$12,044

% Net Sales	10.0%	10.7%	(12.4)%	5.7%	4.8%

% Over (Under)	(12.4)%	(32.0)%	N.M.	42.5%	66.2%

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED AUGUST 1, 2021

Unaudited

(Amounts in Thousands)

	Adjusted Operating Income
	Twelve Months	Average	Return on
	Ended	Capital	Avg. Capital
	August 2, 2021 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$13,564	$69,246	19.6%
Upholstery Fabrics	12,030	16,195	74.3%
Unallocated Corporate	(12,082)	1,905	N.M.
Total	$13,512	$87,347	15.5%

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

Average Capital Employed	As of the three Months Ended August 1, 2021				As of the three Months Ended May 2, 2021				As of the three Months Ended January 31, 2021
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$96,416	55,617	60,215	212,248	$97,431	54,305	62,344	214,080	$91,412	53,233	67,333	211,978
Total liabilities	(21,298)	(39,983)	(21,418)	(82,699)	(22,410)	(38,709)	(23,955)	(85,074)	(21,503)	(38,061)	(24,052)	(83,616)
Subtotal	$75,118	$15,634	$38,797	$129,549	$75,021	$15,596	$38,389	$129,006	$69,909	$15,172	$43,281	$128,362
Cash and cash equivalents	—	—	(26,061)	(26,061)	—	—	(37,009)	(37,009)	—	—	(35,987)	(35,987)
Short-term investments - Available-For- Sale	—	—	(9,698)	(9,698)	—	—	(5,542)	(5,542)	—	—	(5,548)	(5,548)
Short-term investments - Held-To- Maturity	—	—	(1,661)	(1,661)	—	—	(3,161)	(3,161)	—	—	(9,785)	(9,785)
Current income taxes receivable	—	—	(524)	(524)	—	—	—	—	—	—	—	—
Long-term investments - Held-To-Maturity	—	—	(6,629)	(6,629)	—	—	(1,141)	(1,141)	—	—	(512)	(512)
Long-term investments - Rabbi Trust	—	—	(8,841)	(8,841)	—	—	(8,415)	(8,415)	—	—	(8,232)	(8,232)
Deferred income taxes - non-current	—	—	(455)	(455)	—	—	(545)	(545)	—	—	(640)	(640)
Income taxes payable - current	—	—	253	253	—	—	229	229	—	—	1,129	1,129
Income taxes payable - long-term	—	—	3,365	3,365	—	—	3,326	3,326	—	—	3,325	3,325
Deferred income taxes - non-current	—	—	4,917	4,917	—	—	5,330	5,330	—	—	5,543	5,543
Deferred compensation	—	—	8,795	8,795	—	—	8,365	8,365	—	—	8,179	8,179
Total Capital Employed	$75,118	$15,634	$2,258	$93,010	$75,021	$15,596	$(174)	$90,443	$69,909	$15,172	$753	$85,834

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED AUGUST 1, 2021

Unaudited

(Amounts in Thousands)

	As of the three Months Ended November 1, 2020				As of the three Months Ended August 2, 2020
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$83,237	47,267	72,272	202,776	$79,016	41,239	64,332	184,587
Total liabilities	(21,628)	(30,287)	(23,610)	(75,525)	(14,444)	(23,644)	(20,630)	(58,718)
Subtotal	$61,609	$16,980	$48,662	$127,251	$64,572	$17,595	$43,702	$125,869
Cash and cash equivalents	—	—	(45,288)	(45,288)	—	—	(39,986)	(39,986)
Short-term investments - Available-For- Sale	—	—	(5,462)	(5,462)	—	—	(983)	(983)
Short-term investments - Held-To- Maturity	—	—	(5,005)	(5,005)	—	—	(5,092)	(5,092)
Current income taxes receivable	—	—	—	—	—	—	(782)	(782)
Long-term investments - Held-To-Maturity	—	—	(759)	(759)	—	—	(1,314)	(1,314)
Long-term investments - Rabbi Trust	—	—	(8,060)	(8,060)	—	—	(7,916)	(7,916)
Deferred income taxes - non-current	—	—	(645)	(645)	—	—	(593)	(593)
Income taxes payable - current	—	—	1,413	1,413	—	—	613	613
Income taxes payable - long-term	—	—	3,325	3,325	—	—	3,591	3,591
Deferred income taxes - non-current	—	—	6,089	6,089	—	—	5,311	5,311
Deferred compensation	—	—	8,000	8,000	—	—	7,869	7,869
Total Capital Employed	$61,609	$16,980	$2,270	$80,859	$64,572	$17,595	$4,420	$86,587

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$69,246	$16,195	$1,905	$87,347

Notes

(1)	See last page of this presentation for calculation.

(2)

Return on average capital employed represents the last twelve months operating income as of August 1, 2021, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, and short-term and long-term investments Held-To-Maturity, long-term investments – Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, and deferred compensation.

(3)	Average capital employed was computed using the five quarterly periods ending August 1, 2021, May 2, 2021, January 31, 2021, November 1, 2020, and August 2, 2020.

(4)

Intangible assets are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED AUGUST 2, 2020

Unaudited

(Amounts in Thousands)

	Adjusted Operating Income
	Twelve Months	Average	Return on
	Ended	Capital	Avg. Capital
	August 2, 2020 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$4,153	$71,209	5.8%
Upholstery Fabrics	9,106	19,758	46.1%
Unallocated Corporate	(8,560)	10,180	N.M.
Total	$4,699	$101,146	4.6%

Average Capital Employed	As of the three Months Ended August 2, 2020				As of the three Months Ended May 3, 2020				As of the three Months Ended February 2, 2020
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$79,016	41,239	64,332	184,587	$82,060	38,517	94,507	215,084	$88,641	42,248	81,251	212,140
Total liabilities (5)	(14,444)	(23,644)	(20,630)	(58,718)	(9,239)	(20,908)	(55,239)	(85,386)	(11,586)	(18,179)	(22,279)	(52,044)
Subtotal	$64,572	$17,595	$43,702	$125,869	$72,821	$17,609	$39,268	$129,698	$77,055	$24,069	$58,972	$160,096
Cash and cash equivalents	—	—	(39,986)	(39,986)	—	—	(69,790)	(69,790)	—	—	(21,640)	(21,640)
Short-term investments - Available-For-Sale	—	—	(983)	(983)	—	—	(923)	(923)	—	—	(7,580)	(7,580)
Short-term investments - Held-To-Maturity	—	—	(5,092)	(5,092)	—	—	(4,271)	(4,271)	—	—	(3,171)	(3,171)
Current income taxes receivable	—	—	(782)	(782)	—	—	(1,585)	(1,585)	—	—	(776)	(776)
Current assets - Discontinued Operation	—	—	—	—	—	—	—	—	—	—	(4,738)	(4,738)
Long-term investments - Held-To-Maturity	—	—	(1,314)	(1,314)	—	—	(2,076)	(2,076)	—	—	(2,224)	(2,224)
Long-term investments - Rabbi Trust	—	—	(7,916)	(7,916)	—	—	(7,834)	(7,834)	—	—	(7,804)	(7,804)
Noncurrent income taxes receivable	—	—	—	—	—	—	—	—	—	—	(733)	(733)
Deferred income taxes - non-current	—	—	(593)	(593)	—	—	(793)	(793)	—	—	(920)	(920)
Long-term note receivable affiliated with discontinued operation	—	—	—	—	—	—	—	—	—	—	(1,800)	(1,800)
Noncurrent assets - Discontinued Operation	—	—	—	—	—	—	—	—	—	—	(9,241)	(9,241)
Line of credit - China operations	—	—	—	—	—	—	1,015	1,015	—	—	—	—
Paycheck Protection Program Loan	—	—	—	—	—	—	7,606	7,606	—	—	—	—
Current liabilities - Discontinued Operation	—	—	—	—	—	—	—	—	—	—	2,094	2,094
Income taxes payable - current	—	—	613	613	—	—	395	395	—	—	455	455
Line of credit - U.S. operations	—	—	—	—	—	—	29,750	29,750	—	—	—	—
Income taxes payable - long-term	—	—	3,591	3,591	—	—	3,796	3,796	—	—	3,442	3,442
Deferred income taxes - non-current	—	—	5,311	5,311	—	—	1,818	1,818	—	—	2,013	2,013
Deferred compensation	—	—	7,869	7,869	—	—	7,720	7,720	—	—	7,637	7,637
Noncurrent liabilities - Discontinued Operation	—	—	—	—	—	—	—	—	—	—	3,501	3,501
Non-controlling interest - Discontinued Operation	—	—	—	-	—	—	—	-	—	—	(253)	(253)
Total Capital Employed	$64,572	$17,595	$4,420	$86,587	$72,821	$17,609	$4,096	$94,526	$77,055	$24,069	$17,234	$118,358

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED AUGUST 2, 2020

Unaudited

(Amounts in Thousands)

	As of the three Months Ended November 3, 2019				As of the three Months Ended August 4, 2019
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$84,473	43,313	105,736	233,522	$83,056	40,456	102,735	226,247
Total liabilities (5)	(14,079)	(23,902)	(29,619)	(67,600)	(11,852)	(20,352)	(29,707)	(61,911)
Subtotal	$70,394	$19,411	$76,117	$165,922	$71,204	$20,104	$73,028	$164,336
Cash and cash equivalents	—	—	(46,955)	(46,955)	—	—	(44,236)	(44,236)
Current income taxes receivable	—	—	(776)	(776)	—	—	(776)	(776)
Current assets - Discontinued Operation	—	—	(4,760)	(4,760)	—	—	(3,557)	(3,557)
Long-term investments - Rabbi Trust	—	—	(7,575)	(7,575)	—	—	(7,347)	(7,347)
Noncurrent income taxes receivable	—	—	(733)	(733)	—	—	(733)	(733)
Deferred income taxes - non-current	—	—	(511)	(511)	—	—	(486)	(486)
Long-term note receivable affliated with discontinued operation	—	—	(1,800)	(1,800)	—	—	(1,800)	(1,800)
Noncurrent assets - Discontinued Operation	—	—	(22,950)	(22,950)	—	—	(23,058)	(23,058)
Current liabilities - Discontinued Operation	—	—	1,907	1,907	—	—	1,431	1,431
Income taxes payable - current	—	—	1,539	1,539	—	—	1,116	1,116
Contingent consideration affiliated with discontinued operation	—	—	6,006	6,006	—	—	5,931	5,931
Income taxes payable - long-term	—	—	3,442	3,442	—	—	3,640	3,640
Deferred income taxes - non-current	—	—	3,283	3,283	—	—	2,543	2,543
Deferred compensation	—	—	7,429	7,429	—	—	7,232	7,232
Noncurrent liabilities - Discontinued Operation	—	—	3,550	3,550	—	—	3,599	3,599
Non-controlling interest - Discontinued Operation	—	—	(4,402)	(4,402)	—	—	(4,190)	(4,190)
Total Capital Employed	$70,394	$19,411	$12,811	$102,616	$71,204	$20,104	$12,337	$103,645

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$71,209	$19,758	$10,180	$101,146

Notes

(1)	See last page of this presentation for calculation.
(2)

Return on average capital employed represents the last twelve months operating income as of August 1, 2021, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, and short-term and long-term investments Held-To-Maturity, long-term investments – Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, deferred compensation, lines of credit associated with our U.S. and China operations, Paycheck Protection Program loan, long-term note receivable affiliated with discontinued operation, current and noncurrent assets – Discontinued Operation, current and non-current liabilities- Discontinued Operation, contingent consideration affiliated with discontinued operation, and non-controlling interest- Discontinued Operation.

(3)	Average capital employed was computed using the five quarterly periods ending August 2, 2020, May 3, 2020, February 2, 2020, November 2, 2019, and August 4, 2019.
(4)

Intangible assets and goodwill are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

(5)

Accrued restructuring costs and certain obligations associated with an acquisition are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

CULP Announces Results for First Quarter Fiscal 2022

September 1, 2021

CULP INC.

CONSOLIDATED STATEMENTS OF ADJUSTED OPERATING INCOME (LOSS)

FOR THE TWELVE MONTHS ENDED AUGUST 1, 2021, AND AUGUST 2, 2020

Unaudited

(Amounts in Thousands)

	Quarter Ended
					Trailing 12
					Months
	11/1/2020	1/31/2021	5/2/2021	8/1/2021	8/1/2021
Mattress Fabrics	$4,382	$3,297	$2,274	$3,611	$13,564
Upholstery Fabrics	3,287	3,863	2,613	2,267	12,030
Unallocated Corporate	(3,151)	(3,123)	(3,248)	(2,560)	(12,082)
Operating income	$4,518	$4,037	$1,639	$3,318	$13,512

	Quarter Ended
					Trailing 12
					Months
	11/3/2019	2/2/2020	5/3/2020	8/2/2020	8/2/2020
Mattress Fabrics	$3,294	$1,778	$(2,764)	$1,845	$4,153
Upholstery Fabrics	3,473	3,030	490	2,113	9,106
Unallocated Corporate	(2,358)	(2,119)	(2,008)	(2,075)	(8,560)
Subtotal	$4,409	$2,689	$(4,282)	$1,883	$4,699
Asset Impairments	—	—	(13,712)	—	(13,712)
Restructuring credit	—	35	—	—	35
Operating income	$4,409	$2,724	$(17,994)	$1,883	$(8,978)
% Over (Under)	2.5%	48.2%	(109.1)%	76.2%	(250.5)%

-END-